EXHIBIT 31.2

CERTIFICATION
I, Neal Holland, certify that:
1.I have reviewed this Amendment No.1 on Form 10-K/A to the Annual Report on Form 10-K of Webster Financial Corporation;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 24, 2026

/s/ Neal Holland
Neal Holland
Senior Executive Vice President and Chief Financial Officer